               [LETTERHEAD OF MILLER AND MCCOLLOM APPEARS HERE]


July 7, 1997

Securities and Exchange Commission
Washington, DC 20549

Re:  W-W Capital Corporation
     File No. 0-17757


Dear Sir or Madame:

We have read Item 4 of the Form 8-K of W-W Capital Corporation dated July 2, 1997, and agree with the statements contained therein.

Very truly yours,

/s/ Miller and McCollom, CPAs
Denver, Colorado